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                            RIVERSOURCE SERIES TRUST

                             AMENDMENT NO. 2 TO THE
                       AGREEMENT AND DECLARATION OF TRUST

     WHEREAS, Section 5 of Article III of the Agreement and Declaration of Trust (the "Declaration of Trust") of RiverSource Series Trust (the "Trust"), dated January 20, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to create one or more Series or classes of Shares without authorization by vote of the Shareholders of the Trust.

     WHEREAS, Section 6 of Article III of the Declaration of Trust authorizes the Trustees of the Trust to abolish and rescind the establishment and designation of Series or Class, either by amending the Declaration of Trust or by vote or written consent of a majority of the then Trustees.

     NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of RiverSource Series Trust, do hereby certify that we previously authorized the liquidation of RiverSource 130/30 U.S. Equity Fund and have authorized the creation of additional Series of the Trust, and have authorized the following amendment to said Declaration of Trust:

     Section 6 of Article III is hereby amended to read as follows:

          Section 6. Establishment and Designation of Series and Classes. Without limiting the authority of the Trustees as set forth in Section 5 and
Section 6, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated;

          RiverSource 120/20 Contrarian Equity Fund
          RiverSource Recovery and Infrastructure Fund
          RiverSource Retirement Plus Fund - 2010
          RiverSource Retirement Plus Fund - 2015
          RiverSource Retirement Plus Fund - 2020
          RiverSource Retirement Plus Fund - 2025
          RiverSource Retirement Plus Fund - 2030
          RiverSource Retirement Plus Fund - 2035
          RiverSource Retirement Plus Fund - 2040
          RiverSource Retirement Plus Fund - 2045

     Shares of each Series established in this Section 6 shall have the following rights and preferences relative to Shares of each other Series, and Shares of each class of a Multi-Class Series shall have such rights and preferences relative to other classes of the same Series as are set forth below, together with such other rights and preferences relative to such other classes as are set forth in any resolutions of the Trustees establishing and designating such class of Shares.

          The rest of this Section 6 remains unchanged.

     The foregoing amendment is effective as of January 8, 2009.

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     IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the
Agreement and Declaration of Trust on January 8, 2009.


/s/ Kathleen A. Blatz                   /s/ Stephen R. Lewis, Jr.
-------------------------------------   ----------------------------------------
Kathleen A. Blatz                       Stephen R. Lewis, Jr.


/s/ Arne H. Carlson                     /s/ John F. Maher
-------------------------------------   ----------------------------------------
Arne H. Carlson                         John F. Maher


/s/ Pamela G. Carlton                   /s/ Catherine James Paglia
-------------------------------------   ----------------------------------------
Pamela G. Carlton                       Catherine James Paglia


/s/ Patricia M. Flynn                   /s/ Leroy C. Richie
-------------------------------------   ----------------------------------------
Patricia M. Flynn                       Leroy C. Richie


/s/ Anne P. Jones                       /s/ Alison Taunton-Rigby
-------------------------------------   ----------------------------------------
Anne P. Jones                           Alison Taunton-Rigby


/s/ Jeffrey Laikind                     /s/ William F. Truscott
-------------------------------------   ----------------------------------------
Jeffrey Laikind                         William F. Truscott


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